                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported)    November 9, 2001
                                                -------------------------------





                       Smart Choice Automotive Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                         1-14082                 59-1469577
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

               1555 Semoran Boulevard, Winter Park, Florida 32792
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code   (407) 671-1200
                                                   ----------------------------



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 8, 2001, Smart Choice Automotive Group, Inc. ("Smart Choice") and certain of its subsidiaries entered into a forbearance agreement with Finova Capital Corporation ("Finova"), the primary lender to Smart Choice's subsidiaries, that has resulted in the foreclosure of receivables and inventory of certain Florida-based subsidiaries of Smart Choice (the "Florida Finance Group"), and the probable sale of Smart Choice's wholly owned subsidiaries, Paaco Automotive Group, L.P. and Premium Auto Acceptance Corporation (collectively, "Paaco"), to Finova.

Prior to November 9, 2001, the Florida Finance Group sold and financed used cars and trucks in Florida. Paaco sells and finances used cars and trucks in Texas. The Florida Finance Group had, and Paaco continues to have, a revolving credit facility with Finova. Prior to November 9, 2001, the Florida Finance Group was over-advanced on its revolving credit facility, which constituted an event of default under the facility, and as of September 30, 2001, was over-advanced by approximately $25 million.

Pursuant to the forbearance agreement, on November 9, 2001, the collateral for the Florida Finance Group's credit facility with Finova, which consisted principally of receivables and inventory, was sold at a public foreclosure sale to Finova for $55 million. Prior to the foreclosure sale, the Florida Finance Group owed Finova $88.4 million. Thus, after applying the proceeds from the foreclosure sale, the Florida Finance Group owes Finova $33.4 million (the "Deficiency").

Further, as part of the forbearance agreement, Smart Choice has granted Finova
(i) an option to purchase Paaco (the "Paaco Option") for an amount equal to the Deficiency, subject to shareholder approval and an appraisal indicating the value of Paaco is not greater than the Deficiency, and (ii) an option to purchase up to 100% of Smart Choice's remaining shares of authorized but unissued common stock (approximately 39 million shares) (the "Smart Choice Stock Option") at a price of $0.30 per share. The Smart Choice Stock Option will terminate upon the closing of the exercise of the Paaco Option. Smart Choice expects Finova will purchase Paaco pursuant to the Paaco Option. Both the Paaco Option and the Smart Choice Stock Option will expire on March 8, 2002.

As a result of the Finova agreement and the lack of other available capital, on November 9, 2001 Smart Choice began to wind-down its Florida-based operations. If Paaco is sold to Finova pursuant to the exercise of the Paaco Option as is expected, Smart Choice's remaining assets would consist of certain improved and unimproved real estate in Titusville, Florida, including a 35,000 square-foot office facility, and certain other current and fixed assets. Further assuming the sale of Paaco, management presently anticipates that Smart Choice's remaining assets will likely be sold by Smart Choice in an effort to realize the maximum value for these assets and repay its obligations to unsecured creditors to the extent possible.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b).  Pro Forma financial information.

The following pro forma financial information of Smart Choice Automotive Group, Inc. is hereby filed with this report:

          Introduction to Pro Forma Financial Information
          Pro Forma Consolidated Condensed Balance Sheet (Unaudited) as of July 31, 2001
          Notes to Pro Forma Consolidated Condensed Balance Sheet

(c).  Exhibits.

Exhibit
Number              Description of Exhibit

 10.27 Forbearance Agreement dated as of November 8, 2001 by and between Smart Choice Automotive Group, Inc. and certain of its subsidiaries, and Finova Capital Corporation.

  99.1              Press release of the registrant dated November 9, 2001.

ITEM 9.  REGULATION FD DISCLOSURE.

On November 9, 2001, the Registrant issued a press release announcing that the Registrant had entered into a Forbearance Agreement with Finova Capital Corporation. A copy of the press release is furnished herewith as Exhibit 99.1.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SMART CHOICE AUTOMOTIVE GROUP, INC.



                                          By: /s/ James Ed Ernst
                                             ----------------------------------
                                             James Ed Ernst
                                             Chief Executive Officer

Dated:   November 26, 2001

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                 INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

          FORECLOSURE OF FLORIDA FINANCE GROUP ASSETS AND SALE OF PAACO

On November 8, 2001, Smart Choice Automotive Group, Inc. ("Smart Choice") and certain of its subsidiaries entered into a forbearance agreement with Finova Capital Corporation ("Finova"), the primary lender to Smart Choice's subsidiaries, that has resulted in the foreclosure of receivables and inventory of certain Florida-based subsidiaries of Smart Choice (the "Florida Finance Group"), and the probable sale of Smart Choice's wholly owned subsidiaries, Paaco Automotive Group, L.P. and Premium Auto Acceptance Corporation (collectively, "Paaco"), to Finova.

Prior to November 9, 2001, the Florida Finance Group sold and financed used cars and trucks in Florida. Paaco sells and finances used cars and trucks in Texas. The Florida Finance Group had, and Paaco continues to have, a revolving credit facility with Finova. Prior to November 9, 2001, the Florida Finance Group was over-advanced on its revolving credit facility, which constituted an event of default under the facility, and as of September 30, 2001, was over-advanced by approximately $25 million.

Pursuant to the forbearance agreement, on November 9, 2001, the collateral for the Florida Finance Group's credit facility with Finova, which consisted principally of receivables and inventory, was sold at a public foreclosure sale to Finova for $55 million. Prior to the foreclosure sale, the Florida Finance Group owed Finova $88.4 million. Thus, after applying the proceeds from the foreclosure sale, the Florida Finance Group owes Finova $33.4 million (the "Deficiency").

Further, as part of the forbearance agreement, Smart Choice has granted Finova
(i) an option to purchase Paaco (the "Paaco Option") for an amount equal to the Deficiency, subject to shareholder approval and an appraisal indicating the value of Paaco is not greater than the Deficiency, and (ii) an option to purchase up to 100% of Smart Choice's remaining shares of authorized but unissued common stock (approximately 39 million shares) (the "Smart Choice Stock Option") at a price of $0.30 per share. The Smart Choice Stock Option will terminate upon the closing of the exercise of the Paaco Option. Smart Choice expects Finova will purchase Paaco pursuant to the Paaco Option. Both the Paaco Option and the Smart Choice Stock Option will expire on March 8, 2002.

As a result of the Finova agreement and the lack of other available capital, on November 9, 2001 Smart Choice began to wind-down its Florida-based operations. If Paaco is sold to Finova pursuant to the exercise of the Paaco Option, Smart Choice's remaining assets would consist of certain improved and unimproved real estate in Titusville, Florida, including a 35,000 square-foot office facility, and certain other current and fixed assets. Further assuming the sale of Paaco, management presently anticipates that Smart Choice's remaining assets will likely be sold by Smart Choice in an effort to realize the maximum value for these assets and repay its obligations to unsecured creditors to the extent possible.


                         PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Consolidated Condensed Balance Sheet of Smart Choice as of July 31, 2001 gives effect to (i) the sale of certain of the Florida Finance Group's receivables and inventory to Finova at a public foreclosure sale for $55 million, (ii) the expected sale of Paaco to Finova for the Deficiency pursuant to Finova's exercise of the Paaco Option, and (iii) the adjustment of Smart Choice assets to net realizable value, as if such transactions and actions had occurred on that date.

Pro Forma Consolidated Statements of Operations of Smart Choice for the year ended April 30, 2001 and the three months ended July 31, 2001 have not been presented because after (i) the sale of certain of the Florida Finance Group's receivables and inventory to Finova at a public foreclosure sale, and (ii) the expected sale of Paaco to Finova pursuant to Finova's exercise of the Paaco Option, Smart Choice essentially will have no ongoing operations and is not expected to generate any revenues. Following the sale of Paaco, management presently anticipates that Smart Choice's remaining assets will likely be sold by Smart Choice in an effort to realize the maximum value for these assets and repay its obligations to unsecured creditors to the extent possible.

The pro forma information is based on the historical financial statements of Smart Choice giving effect to the transactions and actions described above and in the accompanying Notes to Pro Forma Consolidated Condensed Balance Sheet and may not be indicative of the results that would have occurred had the transactions and actions taken place on the date indicated.

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                    UNAUDITED
                                  JULY 31, 2001
                                 (IN THOUSANDS)



                                                                  Foreclosure                    Adjust
                                                                   of Certain                  Smart Choice
                                                                     Florida                    Assets to
                                                     Historical   Finance Group   Sale of     Net Realizable     Pro Forma
                                                    Smart Choice    Assets(a)     Paaco(b)      Value(c)       Smart Choice
                                                    ------------  -------------   --------    --------------   ------------
Assets:
Cash and cash equivalents                            $     851                    $    (707)                    $     144
    Other receivables                                    1,539                       (1,044)                          495
    Intercompany receivable (payable)                             $  (6,123)          6,123
    Finance receivables, net                           143,653      (63,845)        (79,808)
    Inventory                                            9,065       (4,384)         (4,681)
    Prepaid and other assets                               710                         (375)   $    (150)             185
    Deferred tax assets, net                            16,510                       (3,681)     (12,829)
    Property and equipment, net                         12,012                       (6,345)      (2,417)           3,250
    Goodwill, net                                        2,084                                    (2,084)
                                                     ---------    ---------       ---------    ---------        ---------

                                                     $ 186,424    $ (74,352)      $ (90,518)   $ (17,480)       $   4,074
                                                     =========    =========       =========    =========        =========


Liabilities and stockholders' equity (deficit):
    Accounts payable and accrued liabilities         $   8,977                    $  (4,942)                    $   4,035
    Income taxes payable                                 1,140                       (1,140)
    Revolving credit facilities                        147,442    $ (55,000)        (92,442)
    Other borrowings                                     9,690                       (5,660)                        4,030
    Deferred sales tax                                   4,957                       (4,957)
                                                     ---------    ---------       ---------    ---------        ---------
        Total liabilities                              172,206      (55,000)       (109,141)                        8,065
                                                     ---------    ---------       ---------    ---------        ---------

    Redemption value of put options                        454                                                        454

    Stockholders' equity (deficit)                      13,764      (19,352)         18,623    $ (17,480)          (4,445)
                                                     ---------    ---------       ---------    ---------        ---------

                                                     $ 186,424    $ (74,352)      $ (90,518)   $ (17,480)       $   4,074
                                                     =========    =========       =========    =========        =========



The accompanying notes are an integral part of this pro forma consolidated condensed balance sheet.

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
             NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET


a   -    Reflects the sale of the Florida Finance Group's finance receivables, inventory, and an intercompany receivable from Paaco at a public foreclosure auction where Finova purchased such assets for $55.0 million.

b   -    Reflects the sale of Paaco to Finova for an amount equal to the
         Deficiency ($33.4 million) on the Florida Finance Group's revolving credit facility with Finova.

c   -    To reduce Smart Choice's and the Florida Finance Group's remaining assets to net realizable value.

                                  EXHIBIT INDEX



EXHIBIT
NUMBER              DESCRIPTION
------              -----------
  10.27             Forbearance Agreement dated as of November 8, 2001 by and
                    between Smart Choice Automotive Group, Inc. and certain of its subsidiaries, and Finova Capital Corporation.

  99.1              Press release of the registrant dated November 9, 2001.